EX 10.1

FIRST AMENDMENT TO TERM LOAN AGREEMENT

THIS FIRST AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”) is dated as of December 13, 2019 among PNM RESOURCES, INC., a New Mexico corporation (the “Borrower”), the Lenders party hereto and MUFG BANK, LTD., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement (as defined below).

R E C I T A L S

WHEREAS, the Borrower, the Lenders party thereto and the Administrative Agent are parties to that certain Term Loan Agreement, dated as of December 14, 2018 (as may be amended or modified from time to time, the “Loan Agreement”);

WHEREAS, the Borrower has requested certain modifications to the Loan Agreement as described below; and

WHEREAS, the Administrative Agent and the Lenders party hereto are willing to agree to such modifications, subject to the terms set forth herein as more fully set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

A G R E E M E N T

1.Amendments to Loan Agreement. Effective as of the First Amendment Effective Date (as defined below) and subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Loan Agreement is hereby amended as follows:

(a)	Section 1.1 of the Loan Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“Covered Party” has the meaning set forth in Section 11.23.

“First Amendment Effective Date” means December 13, 2019.

“QFC Credit Support” has the meaning set forth in Section 11.23.

“Replacement Rate” has the meaning set forth in Section 3.10(b).

“SEC Reports” means (i) the Annual Report on form 10-K of the Borrower for the Fiscal Year ended December 31, 2018, and (ii) the Quarterly Reports on Form 10-Q of the Borrower for the Fiscal Quarters ended March 31, 2019, June 30, 2019, and September 30, 2019.

“Supported QFC” has the meaning set forth in Section 11.23.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 11.23.

(b)	Section 1.1 of the Loan Agreement is hereby amended to amend and restate the following definitions in the appropriate alphabetical order:

“Applicable Percentage” means, (a) for Eurodollar Loans, 0.95% per annum and (b) for Base Rate Loans, 0.00% per annum.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person)) approved by the Administrative Agent and the Borrower (such approval not to be unreasonably withheld or delayed); provided that (i) the Borrower’s consent is not required during the existence and continuation of a Default or an Event of Default, (ii) approval by the Borrower shall be deemed given if no objection is received by the assigning Lender and the Administrative Agent from the Borrower within five Business Days after notice of such proposed assignment has been delivered to the Borrower and (iii) no Ineligible Institution shall be an Eligible Assignee.

“Eurodollar Base Rate” means, subject to the implementation of a Replacement Rate in accordance with Section 3.10(b), for any Interest Period as to any Eurodollar Loan, (i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page) (the “LIBO Rate”) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time), two (2) Business Days prior to the commencement of such Interest Period, or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the LIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) two (2) Business Days prior to the commencement of such Interest Period; provided that if LIBO Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the LIBO Rate shall be equal to the Interpolated Rate; provided further that if any such rate determined pursuant to this definition (including, without limitation, any Replacement Rate with respect thereto) is below zero, such rate shall be deemed to be zero for the purpose of this Loan Agreement. It is understood and agreed that all of the terms and conditions of this definition of “Eurodollar Base Rate” shall be subject to Section 3.10.

Each calculation by the Administrative Agent of the Eurodollar Base Rate shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding the foregoing, unless otherwise specified in any amendment to this Loan Agreement entered into in accordance with Section 3.10(b), in the event a Replacement Rate with respect to the Eurodollar Base Rate is implemented, then all references herein to the Eurodollar Base Rate shall be deemed to be references to such Replacement Rate.

“Maturity Date” means June 11, 2021.

(c)	Section 3.2(a) of the Loan Agreement is hereby amended to amend and restate the first sentence thereof in its entirety to read as follows:

“All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff.”

(d)	Section 3.10 of the Loan Agreement is hereby amended by inserting the following clause at the beginning thereof:

“Unless and until a Replacement Rate is implemented in accordance with clause (b) below,”

(e)	Section 3.10 of the Loan Agreement is hereby amended by adding “(a)” before the first paragraph and by inserting the following new clause (b):

“(b)    Notwithstanding anything to the contrary in Section 3.10(a) above, if the Administrative Agent has made the determination (such determination to be conclusive absent manifest error) that (i) the circumstances described in Section 3.10(a)(i) or (a)(ii) have arisen and that such circumstances are unlikely to be temporary, (ii) any applicable interest rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated loan market in the applicable currency or (iii) the applicable supervisor or administrator (if any) of any applicable interest rate specified herein or any Governmental Authority having, or purporting to have, jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which any applicable interest rate specified herein shall no longer be used for determining interest rates for loans in the U.S. syndicated loan market in the applicable currency, then the Administrative Agent may, to the extent practicable (in consultation with the Borrower and as determined by the Administrative Agent to be generally in accordance with similar situations in other transactions in which it is serving as administrative agent or otherwise consistent with market practice generally), establish a replacement interest rate (the “Replacement Rate”), in which case, the Replacement Rate shall, subject to the next two sentences, replace such applicable interest rate for all purposes under the Loan Documents unless and until (A) an event described in Section 3.10(a)(i), (a)(ii), (b)(i), (b)(ii) or (b)(iii) occurs with respect to the Replacement Rate or (B) the Administrative Agent (or the Required Lenders through the Administrative Agent) notifies the Borrower that the Replacement Rate does not adequately and fairly reflect the cost to the Lenders of funding the Loans bearing interest at the Replacement Rate. In connection with the establishment and application of the Replacement Rate, this Loan Agreement and the other Loan Documents shall be amended solely with the consent of the Administrative Agent, as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 3.10(b). Notwithstanding anything to the contrary in this Loan Agreement or the other Loan Documents (including, without limitation, Section 11.6), such amendment shall become effective without any further action or consent of any other party to this Loan Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the delivery of such amendment to the Lenders, written notices from such Lenders that in the aggregate constitute Required Lenders, with each such notice stating that such Lender objects to such amendment (which such notice shall note with specificity the particular provisions of the amendment to which such Lender objects). To the extent the Replacement Rate is approved by the
Administrative Agent in connection with this clause (b), the Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, such Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent (it being understood that any such modification by the Administrative Agent shall not require the consent of, or consultation with, any of the Lenders).”

(f)	The proviso at the end of the second to last sentence in Section 11.6 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“and, provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Loan Agreement or any other Loan Document and (ii) the Administrative Agent may, without the consent of any Lender, enter into amendments or modifications to this Loan Agreement or any of the other Loan Documents or enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement the Replacement Rate or otherwise effectuate the terms of Section 3.10(b) in accordance with the terms of Section 3.10(b). Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder.”

(g)	Section 11 of the Loan Agreement is hereby amended by inserting the following as Section 11.23 at the end thereof:

“11.23     Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)    As used in this Section 11.23, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

2.Effectiveness. This Amendment shall be effective as of the date first written above; provided that on or before such date the Administrative Agent shall have received:

(a)	copies of this Amendment duly executed by the Borrower, the Administrative Agent and the Lenders; and

(b)	payment of the fees and expenses of counsel for the Administrative Agent in connection with this Amendment.

3.Ratification of Loan Agreement. The term “Loan Agreement” as used in each of the Loan Documents shall hereafter mean the Loan Agreement as amended and modified by this Amendment and as amended and modified from time to time hereafter. Except as herein specifically agreed, the Loan Agreement, as amended by this Amendment, is hereby ratified and confirmed and shall remain in full force and effect according to its terms. Each party hereto acknowledges and consents to the modifications set forth herein and agrees that, other than as explicitly set forth in Section 1 above, this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents (including, without limitation, the indemnity obligations set forth therein) and that, after the date hereof, this Amendment shall constitute a Loan Document.

4.Authority/Enforceability. The Borrower represents and warrants as follows:

(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)    This Amendment has been duly executed and delivered by the Borrower and constitutes the Borrower’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws or similar laws affecting creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by the Borrower of this Amendment that has not been obtained or completed.

5.Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that (a) the representations and warranties of the Borrower set forth in Section 6 of the Loan Agreement, as amended by this Amendment, are true and correct as of the date hereof, unless they specifically refer to an earlier date, except that all references in Section 6.7 of the Loan Agreement to December 21, 2017 shall be changed to December 31, 2018 for purposes hereof, (b) no event has occurred and is continuing which constitutes a Default or an Event of Default, and (c) it has no claims, counterclaims, offsets, credits or defenses to its obligations under the Loan Documents, or to the extent it has any, they are hereby released in consideration of the Administrative Agent and the Lenders party hereto entering into this Amendment.

6.No Conflicts. The Borrower represents and warrants that the execution and delivery of this Amendment, the consummation of the transactions contemplated herein and in the Loan Agreement (before and after giving effect to this Amendment), and the performance of and compliance with the terms and provisions hereof by the Borrower will not (a) violate, contravene or conflict with any provision of its articles or certificate of incorporation, bylaws or other organizational or governing document, (b) violate, contravene or conflict with any law, rule, regulation (including, without limitation, Regulation U and Regulation X), order, writ, judgment, injunction, decree or permit applicable to the Borrower, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which the Borrower is a party or by which it or its properties may be bound, the violation of which would have or would be reasonably expected to have a Material Adverse Effect or (d) result in or require the creation of any Lien upon or with respect to the Borrower’s properties.

7.Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy or by electronic format (.pdf) shall be effective as an original.

8.    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:

PNM RESOURCES, INC.,
a New Mexico corporation

By:     /s/ Joseph D. Tarry
Name: Joseph D. Tarry
Title:     Vice President, Controller and Treasurer

Signature Page to First Amendment to Term Loan Agreement

LENDERS:

MUFG BANK, LTD.,
individually in its capacity as a Lender and in its capacity as Administrative Agent

By:____/s/ Vlet-Linh Fujitaki _______________
Name:__Vlet-Linh Fujitaki__________________
Title:___Vice President_____________________

Signature Page to First Amendment to Term Loan Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:____/s/ Gregory R. Gredvig_______________
Name:__Gregory R. Gredvig_________________
Title:___Director __________________________

Signature Page to First Amendment to Term Loan Agreement

THE BANK OF NEW YORK MELLON,
as a Lender

By:_____/s/ Molly H. Ross__________________
Name:___Molly H. Ross____________________
Title:____Vice President____________________

Signature Page to First Amendment to Term Loan Agreement